Exhibit 2.3

Filed in the Office of Business Number Sccr tary of State State Of Nevada !'tied On Number of Pages e . . . BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT rn NRs 18.380 & 18.38sns.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANrrn NRs 78.403> Officer's Statement (PuRsuANno NRs 80.oJo) TYPE OR PRINT • USE DARK INK ONLY·DONOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State : I Genesis Electronics Group, Inc. 7 Entity or Nevada Business Identification Number (NVID): t C5889 - 1998 I 2. Restated or D Certificate to Accompany Restated Articles or Amended and Restated Art i c l es ) Restated Articles - No amendments; articles are restated only and are s i gned by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: 09/01/2022 The certificate correctly sets forth the text of the articles or - certificate as amended to the date of the certificate . DO Amended and Restated Art i cles • Restated or Amended and Restated Articles must be included with this filing type. Amended and Restated Articles: (Select one) ( If amending and restating onl:t, complete section 1,2 3, 5 and 6) 3. Type of D Certificate of Amendment to Articles of Incorporat i on (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) Ƒ incorporators Ƒ board of d i rectors The undersigned af fi rmatively d eclar e that to the date of this certificate, no stock of the corporation has been issued Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3. 5 and 6 . ) !Xl Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at l east a majority of the voting power. or such greater proportion of the voting power as may be required i n the case of a vote by classes or series, or as may be required by the provisions of the art icl es of incorporation• have voted in favor of the amendment is: 51 % I 0 Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: I I Jurisdiction of formation: L -- · I Changes to takes the following effect: CJ The entity name has been amended. Ƒ Di ssolu ti on ::::::) The purpose of the entity has been amended . Ƒ Merger .J The authorized shares have been amended. LJ Conversion · J Other : (specify changes) • Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the fi l in g of any document . amendatory or otherwise, relating to the original art icl es in the place of the corporations creation . This form must be accompanied by appropriate fees. Page 1 ot 2 Rev i s ed . 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment cPuRsuANno NRs 78.3so & 1a.38s11a _ 390 1 Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANno NRs 78.403) Officer's Statement (PuRsuANr ro NRs so.0301 . Effective Date and ime: (Optional) 1 Date: 09/06/2022 Time: 1 (must not be later than 90 days after the cert i ficate is filed) . Information Being hanged: (Domestic orporations only) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended. The authorized shares have been amended. D The directors, managers or general partners have been amended. 0 IRS tax language has been added. 0 Articles have been added. D Articles have been deleted. D Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 is hereby restated to create 1,000,000 Authorized Preferred Shares. (attach additional page(s) i f necessary) . Signature: Required) X . ,· ! CEO Sign cer oAruthor i zed Signer T i tle x _ Signature of Officer or Authorized S i gner Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be app r oved by the vote, in addition to the affirmative vote otherwise required, of the holders o f shares representing a ma j ority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the vot i ng power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) Article 3 shall read as follows: The amount of the total capital stock of this corporation is 5,000,000,000 common shares with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.001 per share. Each share of common stock shall have one (1) vote and the preferred shares shall have voting and other rights granted in the certificates of designation. Such stocks may be issued from time to time without action by the shareholders for such consideration as may be fixed from time to tome by the Board of Directors, and shares so issued, the full consideration for which ... SEE ATTACHED This form must be accompanied by appropriate fees. Pago 2 of 2 R e v is e d : 1 / 1/20 19